EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Donald R. Sinclair, President and Chief Executive Officer of Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP (the “Company”) and Benjamin M. Fink, Senior Vice President, Chief Financial Officer and Treasurer of Western Gas Holdings, LLC, certify that:

(1)	the annual report on Form 10-K of the Company for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2011	/s/ Donald R. Sinclair Donald R. Sinclair President and Chief Executive Officer (Principal Executive Officer) Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP)

Date: February 24, 2011
/s/  Benjamin M. Fink

Benjamin M. Fink
Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)
Western Gas Holdings, LLC
(as general partner of Western Gas Partners, LP)

The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.